UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CAPITAL CROSSING PREFERRED CORPORATION
(Exact name of registrant as specified in charter)

Massachusetts (State or other jurisdiction of incorporation)	04-3439366 (IRS employer identification no.)
101 Summer Street, Boston, MA (Address of principal executive offices)	02110 (Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form related: 333-114292

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Non-cumulative Exchangeable Preferred Stock, Series D, $0.01 par value per share, (the "Series D Preferred Stock")	The Nasdaq Stock Market

Item 1. Description of Registrant's Securities to be Registered.

        A description of the Series D Preferred Stock of the Registrant is set forth in the information provided under "Description of the Series D Preferred Shares" in the Prospectus which forms a part of the Registrant's Registration Statement on Form S-11 (File No. 333-114292) filed under the Securities Act of 1933 with the Securities and Exchange Commission on April 8, 2004, as amended (the "Registration Statement"), which information is incorporated herein by reference.

Item 2. Exhibits.

1.
Form of Restated Articles of Organization of Capital Crossing Preferred Corporation (incorporated by reference to Exhibit 3.2 to Form S-11/A (File No. 333-114292) filed on May 4, 2004).

2.
Amended and Restated Bylaws of Capital Crossing Preferred Corporation (incorporated by reference to Exhibit to Atlantic Preferred Capital Corporation's Annual Report on Form 10-K (File No. 000-25193) filed on March 31, 1999).

3.
Form of Dividend Restriction Agreement between Capital Crossing Preferred Corporation and Capital Crossing Bank (incorporated by reference to Exhibit 10.4 to Form S-11/A (File No. 333-114292) filed on May 4, 2004).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL CROSSING PREFERRED CORPORATION
Dated: May 5, 2004
	By:	/s/ RICHARD WAYNE Richard Wayne President